Exhibit (e)(2)(ii)

AMENDED SCHEDULE A

with respect to the

UNDERWRITING AGREEMENT

between

ING EQUITY TRUST

and

ING INVESTMENTS DISTRIBUTOR, LLC

Name of Fund

ING Growth Opportunities Fund